Teucrium Commodity Trust POSAM

Exhibit 23.1

CONSENT OF REED SMITH LLP

We hereby consent to the reference to our firm in the “Legal Matters” section of the prospectus included in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 for the Teucrium Wheat Fund (File No. 333-212481). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

/s/ Reed Smith LLP
REED SMITH LLP

April 11, 2017

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